SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report   (Date of earliest event reported):

April 27, 2005

J.B. HUNT TRANSPORT SERVICES, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Arkansas

0-11757

71-0335111

(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION	Commission File Number	(IRS EMPLOYER IDENTIFICATION NO.)

615 J.B. Hunt Corporate Drive Lowell, Arkansas	72745	(479) 820-0000
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))

☐                                   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

ITEM 1.02.	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On April 27, 2005, we terminated a three-year, $150 million revolving line of credit that had been in effect since November of 2002. This line of credit had been supported by a credit agreement with a group of banks and was due to expire on November 14, 2005. We terminated this arrangement prior to its expiration date in order to execute a new revolving line of credit.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On April 27, 2005, we executed a new, five-year $150 million revolving line of credit agreement with a group a of banks led by Bank of America, N. A. This new agreement replaced a three-year agreement that would have expired on November 14, 2005. The new agreement, which expires in April of 2010, provides for reduced rates and fees and also contains covenants which are less restrictive than our previous agreement.  The new agreement is unsecured and has the customary and usual remedies in the event of default. The interest rate applicable to borrowings under the new agreement is based on either the prime rate or LIBOR plus an applicable margin based on the level of borrowings. A copy of the new agreement is attached to and incorporated by reference in this Item of this report on Form 8-K as Exhibit 10.1.

	(c)	Exhibits.

	10.1	Senior Revolving Credit Facility Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, in the city of Lowell, Arkansas, on the 27th day of April 2005.

J.B. HUNT TRANSPORT SERVICES, INC.

BY:	/s/ Kirk Thompson
Kirk Thompson
President and Chief Executive Officer

BY:	/s/ Jerry W. Walton
Jerry W. Walton
Executive Vice President, Finance and
Administration,
Chief Financial Officer

BY:	/s/ Donald G. Cope
Donald G. Cope
Senior Vice President, Controller,
Chief Accounting Officer